UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of the earliest event reported: APRIL 12, 2004

                               BPK RESOURCES, INC.

        (Exact Name of Small Business Issuer as Specified in Its Charter)


                        Commission file number: 000-27339


              NEVADA                                      88-0426887

  (State or Other Jurisdiction of                       (IRS Employer
   Incorporation of Organization)                   Identification Number)


                             5858 WESTHEIMER STREET
                                    SUITE 709
                              HOUSTON, TEXAS 77057
                    (Address of Principal Executive Offices)


                                 (713) 978-7991
              (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

      On February 27, 2004, the following transactions (the "Transactions") were consummated:

      (i) Pursuant to the terms of a Securities Purchase Agreement, dated February 27, 2004, by and between BP Investments Group, LLC, a Delaware limited liability company ("BP Investments"), and Ocean Resources Capital Holdings PLC, a public limited company organized under the laws of the United Kingdom ("Ocean Resources"), BP Investments purchased 5,538,461 shares of Series A 10% Convertible Preferred Stock, $.001 par value per share (the "Series A Convertible Preferred Stock"), of the Company from Ocean Resources, in consideration for which BP Investments paid Ocean Resources $100,000 and issued a secured promissory note (the "Note") to Ocean Resources in the principal amount of $1,900,000; and

      (ii) Pursuant to the terms of a Stock Pledge Agreement, dated February 27, 2004 (the "Pledge Agreement"), by and among BP Investments, Ocean Resources and Spector Gadon & Rosen, P.C., a professional corporation, as escrow agent, BP Investments granted a security interest in, and pledged all of its right, title and interest in and to, all of its shares of Series A Convertible Preferred Stock and the shares of common stock, $.001 par value per share ("Common Stock"), of the Company into which such shares were convertible, to Ocean Resources in order to secure BP Investments' obligations under the Note.

      The Note accrues interest at a rate of 5% per annum payable on maturity. Principal payments under the Note in the amounts of $200,000 and $1,900,000 are due and payable on March 27, 2004 and August 27, 2004, respectively. The Note is secured under the Pledge Agreement by the shares of Common Stock that were issued upon the Conversion (as defined below). Stock certificates evidencing such shares will be released and delivered to BP Investments as payments of principal due under the Note are made to Ocean Resources. Upon the occurrence of an event of default under the Note, Ocean Resources has the right to demand the transfer of such shares of Common Stock into its name or to take control of and manage all or any of such shares. Accordingly, a default by BP Investments under the Note and the subsequent exercise of available remedies by Ocean Resources could result in a change in control of the Company.

      On March 24, 2004, the Company amended the Series A Convertible Preferred Stock Certificate of Designation to: (i) change the conversion price from one
(1) share of Common Stock for each share of Series A Convertible Preferred Stock to five (5) shares of Common Stock for every share of Series A Convertible Preferred Stock; and (ii) remove the provision prohibiting the conversion of the Series A Convertible Preferred Stock into shares equal to or in excess of 4.99% of the outstanding shares of Common Stock

      On April 12, 2004, BP Investments converted all 5,538,461 shares of Series A Convertible Preferred Stock into 27,692,305 shares of Common Stock (the "Conversion"). Immediately after the Conversion, there were 42,459,503 shares of Common Stock issued and outstanding. The 27,692,305 shares of Common Stock received by BP Investments as a result of the Conversion represented approximately 65.2% of the then issued and outstanding shares of Common Stock.

      As a result of BP Investments' receipt of approximately 65.2% of the issued and outstanding shares of Common Stock, the Company experienced a change in control.

      The foregoing description of the Transactions and Conversion does not purport to be complete and is qualified in its entirety by the terms of the agreements filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

      10.1 Securities Purchase Agreement, dated February 27, 2004, by and between BP Investments Group, LLC and Ocean Resources Capital Holdings PLC

      10.2 Stock Pledge Agreement, dated February 27, 2004, by and among BP Investments Group, LLC, Ocean Resources Capital Holdings PLC and Spector Gadon & Rosen, P.C.

      10.3 Secured Promissory Note, dated February 27, 2004, in the principal amount of $1,900,000, issued by BP Investments Group, LLC

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BPK RESOURCES, INC.


Dated: May 18, 2004                       /s/  Cecile T. Coady
                                          --------------------------------------
                                          Cecile T. Coady
                                          Chief Executive Officer and Treasurer

                                  EXHIBIT INDEX

    Exhibit
    Number   Description

      10.1 Securities Purchase Agreement, dated February 27, 2004, by and between BP Investments Group, LLC and Ocean Resources Capital Holdings PLC

      10.2 Stock Pledge Agreement, dated February 27, 2004, by and among BP Investments Group, LLC, Ocean Resources Capital Holdings PLC and Spector Gadon & Rosen, P.C.

      10.3 Secured Promissory Note, dated February 27, 2004, in the principal amount of $1,900,000, issued by BP Investments Group, LLC